UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

NATIONAL INTERSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-51130	34-1607394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Interstate Drive, Richfield, Ohio		44286-9000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 659-8900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2013, the Compensation Committee of the Board of Directors of National Interstate Corporation (the “Company”) approved at a meeting, a form of award agreement for Restricted Shares and Performance Shares to certain key employees including executive officers. The shares are subject to the terms, conditions and restrictions set forth in the form of award agreement and the Company’s Long Term Incentive Plan.

The form of award agreement specifies the terms of the agreement, including, but not limited to, the number of shares granted, vesting, performance goals, and performance periods. The agreement provides for forfeiture of unvested portions of awards upon the date the grantee ceases to be employed by the Company.

A copy of the form of award agreement is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Award Agreement for Restricted Shares and Performance Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL INTERSTATE CORPORATION

Date: February 25, 2013	By:	/s/ Arthur J. Gonzales
Arthur J. Gonzales
Vice President, General Counsel and Secretary